UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 12, 2012

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 FROM ROAD, SUITE 375 PARAMUS, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

By an amendment dated as of March 12, 2012 (“Amendment No. 2”), Movado Group, Inc. (the “Company”), together with Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC, each a wholly-owned domestic subsidiary of the Company (together with the Company, the “Borrowers”), Bank of America, N.A. and Bank Leumi USA, as lenders (“Lenders”), and Bank of America, N.A., as agent,  amended the Amended and Restated Loan and Security Agreement previously entered into by and among the parties dated as of July 17, 2009 (as previously amended, the “Loan Agreement”).

Modifications to the Loan Agreement effected by Amendment No. 2 include the following:

●
The term of the Loan Agreement was extended through March 12, 2015 and the total amount of revolver commitments reduced from $55 million to $25 million, subject to the Borrowers’ right to request up to a $25 million increase.

●	The applicable margins for LIBOR rate loans and for base rate loans were reduced by 0.75%.

●	The amounts of loan availability below which a Cash Dominion Trigger Period and an FCCR Covenant Trigger Period occur were reduced to $10 million and $12.5 million, respectively.

●
Borrowers are permitted to make acquisitions up to $50 million and the circumstances under which acquisitions are permitted were broadened by including as alternative conditions that may be satisfied, in addition to the other required conditions that were not modified, that, after giving effect to the acquisition, either (a) Borrowers’ cash assets are at least $60 million with no revolver loans outstanding, or (b) (i) the Consolidated Fixed Charge Coverage Ratio is at least 1.25 to 1.00, (ii) availability is greater than $12.5 million and (iii) positive EBITDA plus repatriated cash dividends minus restricted payments are greater than $0.

●
The Borrowers are permitted to make contributions in the form of cash or equity to certain charitable organizations in amounts up to $4 million for fiscal 2012 and (excluding such contributions for that fiscal year) up to $10 million in the aggregate through the revolver termination date.

●
The number of examinations of the Company’s books and records and the number of appraisals for which Borrowers are required to reimburse Lenders was reduced to one, each, per year unless Borrowers’ outstanding obligations under the facility exceed $5 million in which event Borrowers must pay for up to three examinations and up to two appraisals annually.

●
Borrowers are permitted to pay dividends and make share repurchases in an aggregate amount not exceeding $150 million (less the amount of any charitable contributions made), provided that no event of default has occurred and that, either Borrowers have cash assets of at least $60 million with no outstanding revolver loans or, for the four fiscal quarter period most recently ended prior to the proposed dividend payment or share repurchase date, the Borrowers have achieved an adjusted Consolidated Fixed Charge Coverage Ratio of at least 1.25 to 1.00, met a certain measure of domestic EBITDA and have pro forma availability greater than $12.5 million.

The guarantees and collateral securing the credit facility remain unchanged. The representations and warranties and events of default remain unchanged as well and, except as described above, the covenants and all other provisions of the Loan Agreement remain unchanged. Amendment No. 2 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of Amendment No. 2 is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1
Amendment No. 2 dated as of March 12, 2012 to Amended and Restated Loan and Security Agreement by and among Movado Group, Inc., Movado Group Delaware Holdings Corporation, Movado Retail Group, Inc. and Movado LLC, as Borrowers, Bank of America, N.A. and Bank Leumi USA, as lenders, and Bank of America, N.A., as agent, dated as of July 17, 2009, as previously amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 15, 2012

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel